                                                                   Exhibit 23.09

                                  CONSENT OF
              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
                                 MAY 11, 1998.


     We hereby consent to the inclusion of our letter to the Board of Directors of U.S. Filter Corporation dated February 9, 1998 as an exhibit to the joint Proxy Statement/Prospectus of U.S. Filter Corporation and Culligan Water Technologies, Inc. included in the Registration Statement of U.S. Filter Corporation on Form S-4 filed with the Securities and Exchange Commission concurrently with this consent (the "Proxy/Prospectus") and to the references to our Firm under the captions "SUMMARY - The Merger and the Merger Agreement - Opinions of U.S. Filter Financial Advisors" and "THE MERGER - Background of the Merger," "-- Recommendation of the U.S. Filter Board of Directors: U.S. Filter's Reasons for the Merger" and "Opinions of U.S. Filter's Financial Advisors" in the Proxy/Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                           Donaldson, Lufkin & Jenrette Securities Corporation

                       By: /s/ Pauline Boghosian
                           ---------------------------------------------------

                    Title: Vice President
                           ---------------------------------------------------